Exhibit 99.1

TREE.COM REPORTS Q3 RESULTS

CHARLOTTE, N.C., October 30, 2008 – Tree.com, Inc. (NASDAQ: TREE) today announced financial results for its third quarter ended September 30, 2008. Adjusted EBITDA increased $5.3MM or 39% year-over-year despite a $24.7 million decline in revenue year-over-year.

“We continue to navigate our way through an obviously difficult macro environment, impacting all aspects of our lending and real estate businesses,” said Doug Lebda, chairman and CEO. “However, thanks to the incredible hard work of the team at Tree, discipline on costs, and many key initiatives that we executed this quarter, we were able to post acceptable results despite the industry headwinds.”

Summary Financial Results $s in millions (Except per share amounts)

	Q3 2008	Q3 2007	% Change
Revenue	$50.3	$75.0	(33)%

EBITDA	$(10.7)	$(5.0)	(112)%
Adjusted EBITDA	$(8.3)	$(13.6)	39%

Net Loss	$(22.6)	$(6.3)	(259)%

Net Loss Per Share	$(2.41)	$(0.67)	(260)%

Information Regarding Q3 Results

•                  Q308 revenue decreased 33% from Q307.  The decrease in revenue occurred in both the Lending and Real Estate businesses which continue to be negatively impacted by the current credit and housing market conditions.

•                  Q308 results were negatively impacted by $2.4 million of restructuring charges.  Q307 results benefited by $15.0 million from a favorable legal settlement partially offset by $6.4 million in restructuring charges.

•                  Exclusive of these restructuring and legal items, Q308 adjusted EBITDA increased 39% year-over-year, which was primarily driven by improvement in marketing efficiencies. Exclusive of non-cash compensation expense, selling and marketing expense as a percentage of total revenue decreased from 58% in Q307 to 50% in Q308.

Tree.com CFO Matt Packey added, “Considering the current market, we were pleased to be able to achieve these improvements.  We continue to take a very disciplined approach to controlling our expenses and we are constantly evaluating and comparing each business’s overall expenses with its current financial performance and future growth initiatives. It’s a fine balance between being cost efficient and positioning strategically for the long term.  We are intently focused on maintaining the right balance.”

Business Unit Discussion

LENDING SEGEMENT

Lending Segment Results
$s in millions

	Q3 2008	Q3 2007	% Change
Revenue - Lending
Origination and Sale of Loans	$17.9	$22.4	(20)%
Match Fees	12.1	19.1	(36)%
Close Fees	8.2	15.6	(47)%
Other	2.3	4.1	(45)%
Total Revenue - Lending	$40.5	$61.2	(34)%

Cost of Revenue *	$9.5	$11.2	15%

Operating Expenses - Lending*
Selling and Marketing Expense *	$23.8	$38.6	38%
General and Administrative Expense *	12.4	18.7	34%
Product Development *	1.3	2.5	48%
Restructuring Expense	2.4	6.6	63%
Proceeds from a litigation settlement	—	(15.0)	NM
Total Operating Expenses - Lending*	$39.9	$51.4	22%
EBITDA - Lending	$(8.9)	$(1.4)	(552)%

Adjusted EBITDA - Lending	$(6.5)	$(9.8)	34%

Metrics - Lending
Transmitted loan requests (000s)	476.3	726.8	(34)%
Closing - units (000s)	23.5	46.9	(50)%
Closing - units (dollars)	$3,513.4	$5,697.4	(38)%

* Does not include Non-Cash Compensation Expense

** NM = Not Meaningful

Lending

Lending revenue in Q308 decreased $20.7 million, or 34%, from the same period in 2007. Across all of our revenue categories, these declines reflect the impact of a narrowed supply of suitable loan products available in the marketplace and lower consumer demand. The tight credit markets have limited the types of loans we are able to originate to predominantly conforming and FHA loans and made it more difficult to match potential borrowers to lenders’ products through our exchanges. Consumer demand has waned due to the volatile interest rate environment, deteriorating housing values and an uncertain economic outlook.

Adjusting for the restructuring expense and the proceeds from the litigation settlement, we achieved a $22.3 million decrease in operating expenses. This decline in cost was primarily driven by our marketing teams’ efforts to improve the efficiency of our advertising spending, decreasing selling and marketing expense as a percentage of revenue from 63% in Q307 to 59% in Q308. Our prior restructuring efforts helped reduce our general and administrative costs sufficiently to keep these costs in line with the revenue declines.

Although the housing and credit markets have significantly impacted our revenue, our cost control efforts have continued to work and as a result, our Lending adjusted EBITDA improved $3.3 million in Q308.

REAL ESTATE SEGMENT

Real Estate Segment Results

$s in millions

	Q3 2008	Q3 2007	% Growth
Revenue - Real Estate	$9.8	$13.8	(29)%

Cost of Revenue *	$5.7	$7.0	19%

Operating Expenses - Real Estate*
Selling and Marketing Expense *	$1.5	$5.1	70%
General and Administrative Expense *	3.8	4.2	8%
Product Development *	0.5	1.3	63%
Restructuring Expense	(0.0)	(0.2)	81%
Total Operating Expenses - Real Estate*	$5.8	$10.4	44%
EBITDA - Real Estate	$(1.7)	$(3.6)	53%

Adjusted EBITDA - Real Estate	$(1.7)	$(3.8)	54%

Metrics - Real Estate
Closing - units (000s)	2.1	2.8	(27)%
Closing - units (dollars)	$516.1	$730.0	(29)%

* Does not include Non-Cash Compensation Expense

Real Estate

Q308 Real Estate revenue decreased $4.0 million or 29%, from Q307. However, our largest business, a company-owned real estate brokerage, RealEstate.com, REALTORS®,   continued to grow, increasing closings by 51%. RealEstate.com, REALTORS®   now operates in 14 markets with over 1,000 agents compared to 10 markets and over 600 agents at the end of Q307. This improvement was more than offset by declines in our builder and broker referral networks, which experienced significant decreases in closings year-over-year due to the market conditions, as well as a decrease due to the agent referral business, which ceased operations in December 2007.

Exclusive of restructuring expense, operating expenses improved $4.8 million reflecting continued progress in marketing efficiency driven by innovation on the RealEstate.com web site, as well as prior cost cutting initiatives. The Real Estate business increased EBITDA 53% from Q307 despite deteriorating market conditions.

Liquidity and Capital Resources

As of September 30, 2008, Tree.com had $98.2 million in cash and restricted cash. At the time of Tree.com’s spin-off from IAC, the company was credited with $110 million of cash and restricted cash, less a previously accrued $11.8 million legal settlement paid in August.

The loans held for sale and warehouse lines of credit balances as of September 30, 2008 were $65.9 million and $56.8 million, respectively. LendingTree Loans received a 60-day extension on its $50 million warehouse line that was set to expire on October 31, 2008. Both parties continue to work on renewal of the line, and Tree.com currently anticipates having the final terms agreed to prior to the end of the extension.

Conference Call

Tree.com will audiocast its conference call with investors and analysts discussing the Company’s third quarter financial results on Thursday, October 30, 2008 at 11:00 a.m., Eastern Time (ET). This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Tree.com’s business. The live audiocast is open to the public at http://investor-relations.tree.com/.

QUARTERLY FINANCIALS

TREE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(In thousands, except per share amounts)
Revenue
Lending:
Origination and sale of loans	$17,911	$22,418	$68,739	$116,385
Other lending	22,566	38,750	83,317	136,832
Total Lending	40,477	61,168	152,056	253,217
Real Estate	9,781	13,785	28,378	42,374
Total revenue	50,258	74,953	180,434	295,591
Cost of revenue
Lending	9,895	11,271	34,096	38,915
Real Estate	5,883	7,008	16,823	20,802
Total cost of revenue (exclusive of depreciation shown separately below)	15,778	18,279	50,919	59,717
Gross margin	34,480	56,674	129,515	235,874
Operating expenses
Selling and marketing expense	25,992	43,755	90,472	157,085
General and administrative expense	22,775	23,166	58,648	80,726
Product development	1,779	3,844	5,331	12,010
Proceeds from a litigation settlement	—	(15,000)	—	(15,000)
Restructuring expense	2,394	6,401	4,557	10,999
Amortization and impairment of intangibles	2,204	3,993	42,910	14,280
Depreciation	1,791	2,431	5,337	7,850
Goodwill impairment	—	—	130,957	—
Total operating expenses	56,935	68,590	338,212	267,950
Operating loss	(22,455)	(11,916)	(208,697)	(32,076)
Other income (expense)
Interest income	2	367	13	644
Interest expense	(169)	(236)	(497)	(757)
Other income (expense)	(2)	13	(4)	14
Total other income (expense), net	(169)	144	(488)	(99)
Loss before income taxes	(22,624)	(11,772)	(209,185)	(32,175)
Income tax benefit	73	5,478	13,915	13,266
Net loss	$(22,551)	$(6,294)	$(195,270)	$(18,909)
Net loss per share available to common shareholders
Basic	$(2.41)	$(0.67)	$(20.85)	$(2.03)
Diluted	$(2.41)	$(0.67)	$(20.85)	$(2.03)

TREE.COM, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(unaudited)	(audited)
	(In thousands)
ASSETS
Cash and cash equivalents	$82,413	$45,940
Restricted cash and cash equivalents	15,825	14,953
Accounts receivable, net of allowance of $524 and $322, respectively	9,044	12,433
Loans held for sale ($63,258 measured at fair value in 2008)	65,910	86,754
Deferred income taxes	6,420	6,420
Prepaid and other current assets	6,914	6,011
Total current assets	186,526	172,511
Property and equipment, net	18,121	21,466
Goodwill	9,285	140,892
Intangible assets, net	65,680	108,440
Other non-current assets	170	278
Total assets	$279,782	$443,587

LIABILITIES:
Warehouse lines of credit	$56,803	$79,426
Notes payable	—	20,196
Accounts payable, trade	5,023	3,335
Deferred revenue	1,377	1,435
Income taxes payable	3,373	993
Accrued expenses and other current liabilities	45,896	83,613
Total current liabilities	112,472	188,998
Income taxes payable	819	730
Other long-term liabilities	2,157	2,529
Deferred income taxes	22,441	36,706
Total liabilities	137,889	228,963
Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock $.01 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock $.01 par value; authorized 50,000,000 shares; issued and outstanding 9,368,571 and -0- shares, respectively	94	—
Invested capital	—	751,923
Additional paid-in capital	891,336	—
Payables to IAC and subsidiaries	—	20,067
Accumulated deficit	(749,537)	(557,366)
Total shareholders’ equity	141,893	214,624
Total liabilities and shareholders’ equity	$279,782	$443,587

TREE.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
	(In thousands)
Cash flows from operating activities:
Net loss	$(195,270)	$(18,909)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization and impairment of intangibles	42,910	14,280
Depreciation	5,337	7,850
Goodwill impairment	130,957	—
Non-cash compensation expense	10,024	2,952
Non-cash restructuring expense	1,092	2,446
Deferred income taxes	(13,916)	(4,532)
Gain on origination and sale of loans held for sale	(68,739)	(116,385)
Loss on impaired loans not sold	265	264
Loss on sale of real estate acquired in satisfaction of loans	202	219
Bad debt expense	577	1,918
Non-cash interest expense	76	684
Changes in current assets and liabilities:
Accounts receivable	2,812	1,006
Origination of loans held for sale	(1,728,458)	(5,038,544)
Proceeds from sales of loans held for sale	1,816,273	5,358,348
Principal payments received on loans held for sale	697	3,230
Payments to investors for loan repurchases and early payoff obligations	(3,780)	(5,031)
Prepaid and other current assets	2,988	2,056
Accounts payable and other current liabilities	(17,842)	(4,870)
Income taxes payable	2,376	(10,018)
Deferred revenue	(309)	(1,714)
Other, net	(118)	(190)
Net cash (used in) provided by operating activities	(11,846)	195,060
Cash flows from investing activities:
Contingent consideration paid to former shareholders of Home Loan Center and iNest	(14,487)	(984)
Capital expenditures	(3,322)	(7,544)
Other, net	(142)	33
Net cash used in investing activities	(17,951)	(8,495)
Cash flows from financing activities:
Borrowing under warehouse lines of credit	1,586,413	4,902,649
Repayments of warehouse lines of credit	(1,609,036)	(5,097,131)
Principal payments on long-term obligations	(20,045)	(11,289)
Transfers to IAC	—	(25,144)
Capital contributions from IAC	109,417	—
Excess tax benefits from stock-based awards	393	1,009
(Increase) decrease in restricted cash	(872)	41
Net cash provided by (used in) financing activities	66,270	(229,865)
Net increase (decrease) in cash and cash equivalents	36,473	(43,300)
Cash and cash equivalents at beginning of period	45,940	99,498
Cash and cash equivalents at end of period	$82,413	$56,198

TREE.com’s RECONCILIATION OF SEGMENT RESULTS TO GAAP ($s in thousands):

	For the Three Months Ended September 30, 2008:
	Adjusted EBITDA	Restructuring Expense	Proceeds from a Litigation Settlement	EBITDA	Non-Cash Compensation Expense	Goodwill Impairment	Amortization and Impairment of Intangibles	Depreciation Expense	Operating Loss
Lending	$(6,516)	$(2,422)	$—	$(8,938)	$(5,090)	$—	$(1,116)	$(1,336)	$(16,480)
Real Estate	(1,745)	28	—	(1,717)	(2,715)	—	(1,088)	(455)	(5,975)
Total	$(8,261)	$(2,394)	$—	$(10,655)	$(7,805)	$—	$(2,204)	$(1,791)	(22,455)
Other expense, net									(169)
Loss before income taxes									(22,624)
Income tax benefit									73
Net loss									$(22,551)

	For the Three Months Ended September 30, 2007:
	Adjusted EBITDA	Restructuring Expense	Proceeds from a Litigation Settlement	EBITDA	Non-Cash Compensation Expense	Goodwill Impairment	Amortization and Impairment of Intangibles	Depreciation Expense	Operating Loss
Lending	$(9,817)	$(6,555)	$15,000	$(1,372)	$(287)	$—	$(2,853)	$(2,143)	$(6,655)
Real Estate	(3,801)	$154	—	(3,647)	(186)	—	(1,140)	(288)	(5,261)
Total	$(13,618)	$(6,401)	$15,000	$(5,019)	$(473)	$—	$(3,993)	$(2,431)	(11,916)
Other expense, net									144
Loss before income taxes									(11,772)
Income tax benefit									5,478
Net loss									$(6,294)

Definition of Tree.com’s Non-GAAP Measures

EBITDA is defined as operating income excluding, if applicable: (1) depreciation expense, (2) non-cash compensation expense, (3) amortization and impairment of intangibles, (4) goodwill impairment, (5) pro forma adjustments for significant acquisitions, and (6) one-time items. Tree.com believes this measure is useful to investors because it represents the operating results from Tree.com, but excludes the effects of these non-cash expenses. EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation, and acquisition-related accounting. Tree.com endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure.

Adjusted EBITDA is defined as EBITDA, which is defined above, excluding (1) restructuring expenses and (2)  proceeds from litigation settlements. Tree.com believes this measure is useful to investors because it represents the operating results from Tree.com, but excludes the effects of the expenses. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation, and acquisition-related accounting. Tree.com endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure.

Pro Forma Results

Tree.com will only present EBITDA on a pro forma basis if it views a particular transaction as significant in size or transformational in nature. For the periods presented, there are no transactions that Tree.com has included on a pro forma basis.

One-Time Items

EBITDA is presented before one-time items, if applicable. These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented, there are no one-time items.

Non-Cash Expenses That Are Excluded From Tree.com’s Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of restricted stock units and stock options. These expenses are not paid in cash, and Tree.com will include the related shares in its future calculations of fully diluted shares outstanding. Upon vesting of restricted stock units and the exercise of certain stock options, the awards will be settled, at Tree.com’s discretion, on a net basis, with Tree.com remitting the required tax withholding amount from its current funds.

Amortization of intangibles is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Tree.com believes that since intangibles represent costs incurred by the acquired company to build value prior to acquisition, they were part of transaction costs.

Reconciliation of EBITDA

For a reconciliation of EBITDA to operating loss for Tree.com’s operating segments and to net loss in total for the three months ended September 30, 2008, see table above.

Interest Rate Risk

Tree.com’s exposure to market rate risk for changes in interest rates relates primarily to its interest rate lock commitments, loans held for sale, and LendingTree Loans’ lines of credit.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, new products, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, consumers’ increasing acceptance of the Internet as a medium for obtaining financial product information, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, our ability to develop new products and the market acceptance thereof, our ability to manage traffic on our web sites and service interruptions, the effects of facing liability for content on our web sites, changes in, or interpretations of, accounting rules and regulations, changes in, or interpretations of, tax rules and regulations may adversely impact our effective tax rate, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, legislative and regulatory changes in Internet regulation, changes in our ownership structure, fluctuating results of operations, and volatility in our stock price.

These and additional important factors to be considered are set forth under, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the other sections of our Quarterly Report on Form 10-Q for the period ended June 30, 2008, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About Tree.com, Inc.

Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses in the financial services and real estate industries including LendingTree, LendingTree Loans sm, GetSmart.com, HomeLoanCenter.com, RealEstate.com, iNest.com, and RealEstate.com, REALTORS®.  Together, they serve as an ally for consumers who are looking to comparison shop loans, real estate and other financial products from multiple businesses and professionals who compete for their business.

Tree.com is headquartered in Charlotte, N.C. and maintains operations solely in the United States.  For more information, please visit www.tree.com.

Lending Segment

Lending consists of online networks (principally LendingTree.com and GetSmart.com) and call centers that connect consumers and financial providers in the lending industry. Tree.com also originates, processes, approves and funds various residential real estate loans through Home Loan Center (“HLC”), which does business as LendingTree Loans in certain jurisdictions. The HLC and LendingTree Loans brand names are collectively referred to in these consolidated financial statements as “LendingTree Loans.”

Real Estate Segment

Real Estate consists of a proprietary full service real estate brokerage (RealEstate.com, REALTORS®) that operates in 14 U.S. markets, as well as an online network accessed at www.RealEstate.com, that connects consumers with real estate brokerages around the country and iNest.com, an online network that matches buyers and builders of new homes.

REALTOR® — A registered collective membership mark that identifies a real estate professional who is a member of the National Association of REALTORS® and subscribes to its strict Code of Ethics.

Contacts
Investor Relations
Jason Schugel
(877) 640-4856
tree.com-investor.relations@tree.com

Corporate Communications
Allison Vail
(704) 943-8339
allison.vail@tree.com